UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2007


                       QUESTAR ASSESSMENT, INC.
        (Exact Name of Registrant as Specified in its Charter)

                     ____________________________

              Delaware                0-20303             13-2846796
              --------                -------             ----------
   (State or other jurisdiction    (Commission        (I.R.S. employer
         of incorporation)          file number)       identification no.)


       4 Hardscrabble Heights
           P.O. Box 382
           Brewster, NY                                      10509
       ----------------------                                -----
       (Address of principal                               (Zip Code)
         executive offices)


   Registrant's telephone number, including area codes: (845) 277-8100
                                                        --------------

------------------------------------------------------------------------------
                              NOT APPLICABLE

       (Former name or former address, if changed since last report)



      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):


[  ]    Written communications pursuant to Rule 425 under the
        Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the
        Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b)
        under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c)
        under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
            --------------------------------------------
            ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
            --------------------------------------------------------

            (c) Effective November 1, 2007, Questar Assessment, Inc. (the "Company") announced the appointment of Mr. Roy Lipner as President and Chief Operating Officer of the Company. Mr.
Lipner will report to Chairman and Chief Executive Officer,
Andrew L. Simon. A copy of this press release is attached as
Exhibit 99.1 to this Current Report and is incorporated herein by reference. Mr. Lipner will be based in Questar's office in Apple Valley, Minnesota. The position of Chief Operating
Officer is a new one for Questar, while Mr. Lipner also assumes the title of President, formerly held by Mr. Simon.

            Pursuant to the employment agreement with Mr. Lipner, Mr. Lipner's employment is at will, though it is anticipated that, subject to certain conditions set forth in the Agreement, Mr.
Lipner will be named as Chief Executive Officer of the Company upon completion of twelve to eighteen months of his continued employment by the Company. Mr. Lipner will be paid an annual base salary of $300,000, and is eligible, subject to completion of continued employment, to receive a bonus of $200,000, a portion of which is payable within 90 days following the commencement of his employment, and the other portion of which is payable no later than March 31, 2008. Mr. Lipner is also eligible to participate in the Company's bonus program available to senior management of the Company. Mr. Lipner was granted options to purchase 97,000 shares of the Company's Common Stock pursuant to the Company's 2000 Stock Incentive Plan, as amended, with an exercise price of $5.00 per share, the closing sale price on November 1, 2007, subject to vesting in equal annual one-third installments. In addition, on the date of commencement of his employment, Mr. Lipner was granted a restricted stock award for 23,000 shares, valued at $115,000, subject to vesting in equal annual one-third installments.

            Mr. Lipner is nationally recognized in educational assessment, including test design and development, adult continuing education and professional development testing and programs. He spent seven years at Kaplan Professional Publishing & Education, most recently as President and Chief Executive Officer. Mr. Lipner also served as Chief Operating Officer for the Kaplan Financial business unit. Prior to joining Kaplan, Mr. Lipner was Vice President and General Manager of National Computer Systems' workforce development group, which created, introduced and implemented interactive testing and employee recruiting using web-based technology. He has also held senior international management positions overseeing technology systems at Canon, Inc. and Bell & Howell. Mr. Lipner received his MBA from Nova Southeastern University and his BA in International Relations from Florida International University.

ITEM 9.01(d).  EXHIBITS.
               --------

     The following Exhibit is filed as part of this Report:

     Exhibit 10 Employment Agreement, dated September 20, 2007, between the Company and Roy Lipner.

     Exhibit 99.1    Press release dated October 22, 2007.

                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           QUESTAR ASSESSMENT, INC.


Date:  November 2, 2007                    By: /s/ ANDREW L. SIMON
                                               ---------------------
                                               Andrew L. Simon
                                               Chief Executive Officer

                             INDEX TO EXHIBITS

Exhibit
-------

  10 Employment Agreement, dated September 20, 2007, between the Company and Roy Lipner.

  99.1  Press release dated October 22, 2007.